Joint Filers' Signatures

LIME ROCK PARTNERS V, L.P.

By: Lime Rock Partners GP V, L.P., its general partner

By: LRP GP V, Inc., its general partner

	By:	/s/ John T. Reynolds	Date: March 12, 2014
	Name:	John T. Reynolds
	Title:	Director

LIME ROCK PARTNERS GP V, L.P.

By: LRP GP V, Inc., its general partner

	By:	/s/ John T. Reynolds	Date: March 12, 2014
	Name:	John T. Reynolds
	Title:	Director

LRP GP V, INC.

By:	/s/ John T. Reynolds		Date: March 12, 2014
Name:	John T. Reynolds
Title:	Director